FedEx Reports Fourth Quarter Diluted EPS of $6.88
and Adjusted Diluted EPS of $6.07
Achieved $2.2 Billion Fiscal 2025 DRIVE Structural Cost Reduction Target
Returned $4.3 Billion to Stockholders Through Stock Repurchases
and Dividends During Fiscal 2025
Targeting $1 Billion of Transformation Program Cost Savings During Fiscal 2026

Remembering FedEx Founder Frederick W. Smith

The Company acknowledges, with deep sadness, the recent passing of its founder, executive chairman, and long-time CEO. “Fred pioneered express delivery and connected the world, shaping global commerce as we know it. His legacy of innovation, leadership, and philanthropy will continue to inspire future generations. I will miss not only his visionary leadership, but his trusted friendship and counsel,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. For more information about Mr. Smith’s legacy as a visionary founder and innovative leader, please visit https://newsroom.fedex.com/newsroom/global-english/frederick-w-smith-visionary-founder-of-fedex-dies-at-80

MEMPHIS, Tenn., June 24, 2025 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the fourth quarter ended May 31 (adjusted measures exclude the items listed below):

	Fiscal 2025		Fiscal 2024
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.2 billion	$22.2 billion	$22.1 billion	$22.1 billion
Operating income	$1.79 billion	$2.02 billion	$1.56 billion	$1.87 billion
Operating margin	8.1%	9.1%	7.0%	8.5%
Net income	$1.65 billion	$1.46 billion	$1.47 billion	$1.34 billion
Diluted EPS	$6.88	$6.07	$5.94	$5.41

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This year’s and last year’s quarterly consolidated results have been adjusted for:

	Fiscal 2025		Fiscal 2024
Impact per diluted share	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Mark-to-market (MTM) retirement plans accounting adjustments	($1.63)	($1.60)	($1.72)	($1.69)
Business optimization costs	0.39	2.37	0.67	1.77
International regulatory and legacy FedEx Ground legal matters	0.26	0.37	(0.18)	(0.17)
FedEx Freight spin-off costs	0.11	0.18	—	—
Asset impairment charges	0.07	0.06	0.48	0.48
Remeasurement of state deferred income taxes under one FedEx structure	—	—	0.22	0.21

Operating income and margin improved in the fourth quarter, as the company achieved its DRIVE structural cost reduction targets. Fourth quarter results also benefited from higher volume at Federal Express and higher base yield at each transportation segment.

“I am proud of the FedEx team for a solid finish to the fiscal year, delivering excellent service for our customers while achieving our structural cost reduction target, in the face of ongoing headwinds,” said Mr. Subramaniam. “We will continue to leverage the unique scale and flexibility of our global network to support our customers as the demand environment evolves. Looking ahead, I’m confident that our transformation initiatives, which are focused on integrating our networks and further reducing our cost-to-serve, will create meaningful long-term value.”

Fourth Quarter Results

Federal Express segment operating results improved during the quarter, driven by cost reduction benefits from DRIVE, increased U.S. and international export volume, and higher base yield. These factors were partially offset by higher purchased transportation and wage rates, one fewer operating day, and the expiration of the U.S. Postal Service contract.

FedEx Freight segment operating results decreased during the quarter due to lower fuel surcharges, reduced weight per shipment, higher healthcare costs, increased wage rates, and one fewer operating day. These factors were partially offset by higher base yield and a $33 million gain on the sale of a facility.

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Fourth quarter results include a noncash impairment charge of $21 million ($0.07 per diluted share) from the decision to permanently retire 12 aircraft, including seven A300-600 aircraft, three MD-11 aircraft, and two Boeing 757-200 aircraft, plus eight related engines. These retirements are aligned with the company's fleet reduction and modernization strategy as the company continues to improve its global network efficiency and better align air network capacity with anticipated demand. Last year's fourth quarter results included a noncash impairment charge of $157 million ($0.48 per diluted share) from the decision to permanently retire 22 Boeing 757-200 aircraft and seven related engines.

Last year's fourth quarter results also included an income tax expense of $54 million ($0.22 per diluted share) from the remeasurement of U.S. state deferred income tax balances related to the merger of FedEx Ground and FedEx Services into Federal Express Corporation.

Full-Year Results

For the full fiscal year, FedEx Corp. reported the following consolidated results (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2025		Fiscal 2024
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$87.9 billion	$87.9 billion	$87.7 billion	$87.7 billion
Operating income	$5.22 billion	$6.12 billion	$5.56 billion	$6.24 billion
Operating margin	5.9%	7.0%	6.3%	7.1%
Net income	$4.09 billion	$4.43 billion	$4.33 billion	$4.48 billion
Diluted EPS	$16.81	$18.19	$17.21	$17.80

Results include lower structural costs as the company achieved its $2.2 billion fiscal 2025 DRIVE target and delivered $4.0 billion in total DRIVE structural cost reductions relative to fiscal year 2023.

Capital spending for fiscal 2025 was $4.1 billion, down $1.1 billion or 22% from $5.2 billion in fiscal 2024. Capital spending as a percentage of revenue declined to 4.6%, the lowest level in FedEx Corp. history.

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Capital Returns

During fiscal 2025, FedEx returned approximately $4.3 billion to stockholders through the combination of $3.0 billion of stock repurchases, above the original $2.5 billion stock repurchase plan, and $1.3 billion of dividend payments. Repurchases during fiscal 2025 totaled approximately 10.9 million shares or 4.5% of the shares outstanding at the beginning of the year, and increased fourth quarter and full-year earnings by $0.28 and $0.44 per share, respectively. As of May 31, 2025, $2.1 billion remained under the company's 2024 stock repurchase authorization.

For fiscal 2026, FedEx remains committed to returning capital to stockholders, including the previously announced 5% increase ($0.28 per share) in the annual dividend on its common stock, to $5.80 per share. The company also intends to continue a robust share repurchase program.

“Our fourth quarter and full-year results illustrate our determination to manage costs, reduce capital intensity, and increase earnings in order to unlock additional stockholder value,” said John Dietrich, FedEx Corp. executive vice president and chief financial officer. “In fiscal 2026, we will remain focused on advancing our network transformation while maintaining a disciplined approach to capital spending and returning capital to our stockholders.”

Outlook

For the first quarter of fiscal 2026, FedEx is forecasting:

•A flat to 2% revenue growth rate year over year;
•An effective tax rate (ETR) of approximately 25%; and
•Diluted earnings per share of $2.90 to $3.50, and $3.40 to $4.00 after excluding costs related to business optimization initiatives and the planned spin-off of FedEx Freight.

For full-year fiscal 2026, FedEx is forecasting:

•Permanent cost reductions of $1 billion from the DRIVE and Network 2.0 transformation programs;
•Pension contributions of up to $600 million, compared to $800 million in fiscal 2025; and
•Capital spending of $4.5 billion, with a priority on investments in network optimization and efficiency improvement, including fleet and facility modernization and automation.

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These forecasts assume the company's current economic forecast and fuel price expectations, successful completion of planned stock repurchases, and no additional adverse economic, geopolitical, or international trade-related developments. FedEx’s ETR and EPS forecasts are based on current law and related regulations and guidance.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on June 24, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission ("SEC") filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, the optimization of our network through Network 2.0 and Tricolor, the planned tax-free spin-off of the FedEx Freight business into a new publicly traded company (the "FedEx Freight Spin-Off"), future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and
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uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; anti-trade measures and additional changes in international trade policies and relations; our ability to successfully implement our business strategies and global transformation program and network optimization initiatives, including Network 2.0 and Tricolor, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to our global transformation program and other ongoing reviews and initiatives; a significant data breach or other disruption to our technology infrastructure; our ability to successfully implement the FedEx Freight Spin-Off and achieve the anticipated benefits of such transaction; damage to our reputation or loss of brand equity; our ability to meet our labor and purchased transportation needs while controlling related costs; failure of third-party service providers to perform as expected, or disruptions in our relationships with those providers or their provision of services to FedEx; the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments; the effect of intense competition; our ability to match capacity to shifting volume levels; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; labor-related disruptions; legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended; our ability to remove costs related to services provided to the U.S. Postal Service ("USPS") under the contract for Federal Express Corporation to provide the USPS domestic transportation services that expired in September 2024; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; the effects of a widespread outbreak of an illness or any other communicable disease or public health crises; any liability resulting from and the costs of defending against litigation; our ability to achieve or demonstrate progress on our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any
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forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact:
Caitlin Maier
901-434-8100
mediarelations@fedex.com

Investor Relations Contact:
Jeni Hollander
901-818-7200
ir@fedex.com
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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES

Fourth Quarter Fiscal 2025 and Fiscal 2024 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2025 and 2024 consolidated operating income and margin, net income, and diluted earnings per share and adjusted fourth quarter and adjusted full-year fiscal 2025 and 2024 Federal Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•MTM retirement plans accounting adjustments incurred in fiscal 2025 and 2024;
•Business optimization costs incurred in fiscal 2025 and 2024;
•Costs related to international regulatory and legacy FedEx Ground legal matters incurred in fiscal 2025 and insurance recoveries related to a FedEx Ground legal matter received in fiscal 2024;
•Costs related to the planned spin-off of FedEx Freight incurred in fiscal 2025;
•Asset impairment charges incurred in fiscal 2025 and 2024; and
•Remeasurement of state deferred income taxes under the one FedEx structure incurred in fiscal 2024.

In fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments, lower our overhead and support costs, and transform our digital capabilities. We incurred costs associated with our business optimization initiatives in fiscal 2025 and fiscal 2024. These costs were primarily related to professional services and severance.

The charges incurred in fiscal 2025 in connection with the international regulatory matter are extraordinary in nature and do not represent recurring expenses in our ordinary course of business. For the full-year fiscal 2025 financial measures, this item has been reduced in the amount of a gain recognized in fiscal 2025 in connection with the partial reversal of a loss accrual related to a legacy FedEx Ground legal matter that was also extraordinary in nature following a settlement.

In December 2024, FedEx announced that its Board of Directors has decided to pursue a full separation of FedEx Freight through the capital markets, creating a new publicly traded company. The transaction, which will be implemented through the spin-off of shares of the new company to FedEx stockholders, is expected to be tax-free for U.S. federal income tax purposes for FedEx stockholders. We incurred costs associated with the planned spin-off of FedEx Freight in fiscal 2025, which were
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related to professional fees and the exchange offer and consent solicitation transactions to secure the release of the guarantee of FedEx Freight of certain series of outstanding senior notes of FedEx at the time FedEx Freight ceases to be a subsidiary of FedEx.

Costs related to business optimization initiatives, international regulatory and legacy FedEx Ground legal matters, and the planned spin-off of FedEx Freight, as well as MTM retirement plans accounting adjustments, insurance recoveries related to accrued pre- and post-judgment interest incurred in connection with a separate legacy FedEx Ground legal matter incurred in fiscal 2022, and asset impairment charges are excluded from our fourth quarter and full-year fiscal 2025 and 2024 consolidated and Federal Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses.

An income tax expense related to the remeasurement of U.S. state deferred income tax balances in connection with the merger of FedEx Ground and FedEx Services into Federal Express Corporation pursuant to our one FedEx consolidation is excluded from our fourth quarter and full-year fiscal 2024 consolidated non-GAAP financial measures because it results from the non-recurring impact of the one FedEx consolidation on our overall deferred tax position, which accumulated over many prior reporting periods. The adjustment to our fourth quarter and full-year fiscal 2024 consolidated financial measures includes only the transitional impact related to the one FedEx consolidation.

The income tax effect of these items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The impact of these items on the company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the
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tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter Fiscal 2026 Diluted Earnings Per Share Forecast

Our first quarter fiscal 2026 EPS forecast is a non-GAAP financial measure because it excludes estimated costs related to business optimization initiatives and the planned spin-off of FedEx Freight. We have provided this non-GAAP financial measure for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives and the planned spin-off of FedEx Freight are excluded from our first quarter fiscal 2026 EPS forecast for the same reasons described above for historical non-GAAP measures. The table included below titled “First Quarter Fiscal 2026 Diluted Earnings Per Share Forecast” outlines the effects of the items that are excluded from our first quarter fiscal 2026 EPS forecast.

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Fourth Quarter Fiscal 2025

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,793	8.1%	$575	$1,648	$6.88
MTM retirement plans accounting adjustment[3]	—	—	(125)	(390)	(1.63)
Business optimization costs[4]	123	0.6%	29	93	0.39
International regulatory and legacy FedEx Ground legal matters[5]	50	0.2%	(11)	61	0.26
FedEx Freight spin-off costs[6]	33	0.1%	7	27	0.11
Asset impairment charges[5]	21	0.1%	5	16	0.07
Non-GAAP measure	$2,020	9.1%	$480	$1,455	$6.07

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,586	8.4%
International regulatory and legacy FedEx Ground legal matters	50	0.3%
Business optimization costs	43	0.2%
Asset impairment charges	21	0.1%
Non-GAAP measure	$1,700	9.0%

Note: tables may not sum to totals due to rounding.
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Full-Year Fiscal 2025

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$5,217	5.9%	$1,349	$4,092	$16.81
MTM retirement plans accounting adjustment[3]	—	—	(125)	(390)	(1.60)
Business optimization costs[4]	756	0.9%	178	577	2.37
International regulatory and legacy FedEx Ground legal matters[5]	88	0.1%	(2)	90	0.37
FedEx Freight spin-off costs[6]	38	—	13	44	0.18
Asset impairment charges[5]	21	—	5	16	0.06
Non-GAAP measure	$6,120	7.0%	$1,418	$4,429	$18.19

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$4,885	6.5%
Business optimization costs	384	0.5%
International regulatory and legacy FedEx Ground legal matters	88	0.1%
Asset impairment charges	21	—
Non-GAAP measure	$5,378	7.1%

Note: tables may not sum to totals due to rounding.
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Fourth Quarter Fiscal 2024

FedEx Corporation

	Operating		Income Taxes[1]	Net Income[2]	Diluted Earnings Per Share
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,555	7.0%	$554	$1,474	$5.94
MTM retirement plans accounting adjustment[3]	—	—	(135)	(426)	(1.72)
Business optimization costs[4]	218	1.0%	51	166	0.67
Asset impairment charges[5]	157	0.7%	37	120	0.48
Remeasurement of state deferred income taxes under one FedEx structure[6]	—	—	(54)	54	0.22
FedEx Ground legal matter[6]	(57)	(0.3%)	(13)	(44)	(0.18)
Non-GAAP measure	$1,873	8.5%	$440	$1,344	$5.41

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,305	6.9%
Asset impairment charges	157	0.8%
Business optimization costs	102	0.5%
Non-GAAP measure	$1,564	8.3%

Note: tables may not sum to totals due to rounding.
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Full-Year Fiscal 2024

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$5,559	6.3%	$1,505	$4,331	$17.21
MTM retirement plans accounting adjustment[3]	—	—	(135)	(426)	(1.69)
Business optimization costs[4]	582	0.7%	137	444	1.77
Asset impairment charges[5]	157	0.2%	37	120	0.48
Remeasurement of state deferred income taxes under one FedEx structure[6]	—	—	(54)	54	0.21
FedEx Ground legal matter[6]	(57)	(0.1%)	(13)	(44)	(0.17)
Non-GAAP measure	$6,241	7.1%	$1,477	$4,479	$17.80

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$4,819	6.5%
Business optimization costs	251	0.3%
Asset impairment charges	157	0.2%
Non-GAAP measure	$5,227	7.0%

Note: tables may not sum to totals due to rounding.
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First Quarter Fiscal 2026 Diluted Earnings Per Share Forecast

		Diluted Earnings Per Share

Dollars in millions, except EPS	Adjustments
Earnings per diluted share (GAAP)		$2.90 to $3.50

Business optimization costs	$135
FedEx Freight spin-off costs	20
Total adjustments	$155
Income tax effect[1]	(35)
Net of tax effect	$120	0.50

Diluted earnings per share with adjustments (non-GAAP)		$3.40 to $4.00

Notes:

1 -Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
2 -Effect of “total other (expense) income” on net income amount not shown.
3 -The MTM retirement plans accounting adjustment reflects the year-end adjustment to the valuation of the company's defined benefit pension and other postretirement plans.
4 -These expenses were recognized at Federal Express, as well as Corporate, other, and eliminations.
5 -These expenses were recognized at Federal Express.
6 -These items were recognized at Corporate, other, and eliminations.

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FEDEX CORP. FINANCIAL HIGHLIGHTS
Fourth Quarter Fiscal 2025
(In millions, except earnings per share)
(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2025	2024	Percent Change	2025	2024	Percent Change
Revenue:
Federal Express Segment	$18,977	$18,792	1	$75,304	$74,663	1
FedEx Freight segment	2,297	2,387	(4)	8,892	9,429	(6)
Other and eliminations(1)	946	930	2	3,730	3,601	4
Total Revenue	22,220	22,109	1	87,926	87,693	—
Operating Expenses:
Salaries and employee benefits	7,689	7,650	1	31,232	30,961	1
Purchased transportation	5,359	5,145	4	21,768	20,921	4
Rentals and landing fees	1,140	1,137	—	4,647	4,571	2
Depreciation and amortization	1,057	1,104	(4)	4,264	4,287	(1)
Fuel	864	1,141	(24)	3,775	4,710	(20)
Maintenance and repairs	802	809	(1)	3,245	3,291	(1)
Asset impairment(2)	21	157	(87)	21	157	(87)
Business optimization costs(3)	123	218	(44)	756	582	30
Other(4)	3,372	3,193	6	13,001	12,654	3
Total Operating Expenses	20,427	20,554	(1)	82,709	82,134	1
Operating income (loss):
Federal Express segment	1,586	1,305	22	4,885	4,819	1
FedEx Freight segment	477	507	(6)	1,489	1,821	(18)
Corporate, other, and eliminations(1)	(270)	(257)	5	(1,157)	(1,081)	7
Total Operating Income	1,793	1,555	15	5,217	5,559	(6)
Other (Expense) Income:
Interest, net	(124)	(96)	29	(426)	(375)	14
Other retirement plans, net(5)	564	602	(6)	713	722	(1)
Other, net(6)	(10)	(33)	(70)	(63)	(70)	(10)
Total Other (Expense) Income	430	473	(9)	224	277	(19)
Income Before Income Taxes	2,223	2,028	10	5,441	5,836	(7)
Provision for Income Taxes(7)	575	554	4	1,349	1,505	(10)
Net Income	$1,648	$1,474	12	$4,092	$4,331	(6)
Diluted Earnings Per Share	$6.88	$5.94	16	$16.81	$17.21	(2)
Weighted Average Common and Common Equivalent Shares	238	245	(3)	243	251	(3)
Capital Expenditures	$1,473	$1,202	23	$4,055	$5,176	(22)
1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.
2 – Includes asset impairment charges of $21 million at the Federal Express segment associated with the decision to permanently retire certain aircraft and related engines for the fourth quarter and full year of fiscal 2025. Also includes asset impairment charges of $157 million at the Federal Express segment associated with the decision to permanently retire certain aircraft and related engines for the fourth quarter and full year of fiscal 2024.
3 – Includes business optimization costs associated with our business optimization strategy announced in 2023 of $123 million in the fourth quarter and $756 million for the full year of fiscal 2025, and $218 million in the fourth quarter and $582 million for the full year of fiscal 2024.
4 – Includes $50 million for the fourth quarter and $88 million for the full year of fiscal 2025 related to the international regulatory and legacy FedEx Ground legal matters. Includes $33 million for the fourth quarter and $38 million for the full year of fiscal 2025 related to costs incurred in connection with the planned FedEx Freight spin-off. Also includes $(57) million for the fourth quarter and full year of fiscal 2024 in connection with insurance recoveries related to a separate legacy FedEx Ground legal matter.
5 – Includes a $515 million MTM adjustment for the fourth quarter and full year of fiscal 2025 and a $561 million MTM adjustment for the fourth quarter and full year of fiscal 2024.
6 – Includes $18 million for the full year of fiscal 2025 related to costs incurred in connection with the planned FedEx Freight spin-off.
7 – Includes $54 million for the fourth quarter and full year of fiscal 2024 associated with the remeasurement of state deferred income taxes under the one FedEx structure.
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FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Fourth Quarter Fiscal 2025
(In millions)
(Unaudited)

	Year Ended May 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$5,502	$6,501
Receivables, less allowances	11,368	10,087
Spare parts, supplies, and fuel, less allowances	602	614
Prepaid expenses and other	952	1,005
Total current assets	18,424	18,207
Property and Equipment, at Cost	87,622	84,391
Less accumulated depreciation and amortization	45,980	42,900
Net property and equipment	41,642	41,491
Other Long-Term Assets
Operating lease right-of-use assets, net	16,453	17,115
Goodwill	6,603	6,423
Other assets	4,541	3,771
Total other long-term assets	27,597	27,309
	$87,663	$87,007
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$1,428	$68
Accrued salaries and employee benefits	2,731	2,673
Accounts payable	3,692	3,189
Operating lease liabilities	2,565	2,463
Accrued expenses	5,019	4,962
Total current liabilities	15,435	13,355
Long-Term Debt, Less Current Portion	19,151	20,135
Other Long-Term Liabilities
Deferred income taxes	4,217	4,482
Pension, postretirement healthcare, and other benefit obligations	1,698	2,010
Self-insurance accruals	4,033	3,701
Operating lease liabilities	14,272	15,053
Other liabilities	783	689
Total other long-term liabilities	25,003	25,935
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	4,290	3,988
Retained earnings	41,402	38,649
Accumulated other comprehensive loss	(1,362)	(1,359)
Treasury stock, at cost	(16,288)	(13,728)
Total common stockholders' investment	28,074	27,582
	$87,663	$87,007
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FEDEX CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Fourth Quarter Fiscal 2025
(In millions)
(Unaudited)

	Year Ended May 31,
	2025	2024
Operating Activities:
Net income	$4,092	$4,331
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	4,264	4,287
Other, net	3,393	3,125
Changes in operating assets and liabilities, net	(4,713)	(3,431)
Cash provided by operating activities	7,036	8,312
Investing Activities:
Capital expenditures	(4,055)	(5,176)
Purchase of investments	(262)	(176)
Proceeds from sale of investments	110	38
Proceeds from asset dispositions and other investing activities, net	115	114
Cash used in investing activities	(4,092)	(5,200)
Financing Activities:
Principal payments on debt	(157)	(147)
Proceeds from stock issuances	524	491
Dividends paid	(1,339)	(1,259)
Purchases of common stock	(3,017)	(2,500)
Other	(30)	(11)
Cash used in financing activities	(4,019)	(3,426)
Effect of exchange rate changes on cash	76	(41)
Net decrease in cash and cash equivalents	(999)	(355)
Cash and cash equivalents at beginning of period	6,501	6,856
Cash and cash equivalents at end of period	$5,502	$6,501

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FEDERAL EXPRESS SEGMENT FINANCIAL HIGHLIGHTS
Fourth Quarter Fiscal 2025
(Dollars in millions)
(Unaudited)

	Three Months Ended May 31,				Twelve Months Ended May 31,
	2025	2024	Percent Change		2025	2024	Percent Change
Revenue:
Package:
U.S. priority	$2,720	$2,670	2		$10,520	$10,543	—
U.S. deferred	1,271	1,216	5		5,007	4,926	2
U.S. ground	8,589	8,176	5		33,887	32,981	3
Total U.S. domestic package revenue	12,580	12,062	4		49,414	48,450	2
International priority	2,203	2,420	(9)		8,737	9,454	(8)
International economy	1,448	1,246	16		5,861	4,653	26
Total international export package revenue	3,651	3,666	—		14,598	14,107	3
International domestic(1)	1,115	1,167	(4)		4,495	4,659	(4)
Total package revenue	17,346	16,895	3		68,507	67,216	2
Freight:
U.S.	298	596	(50)		1,536	2,391	(36)
International priority	603	564	7		2,320	2,205	5
International economy	513	494	4		1,975	1,874	5
Total freight revenue	1,414	1,654	(15)		5,831	6,470	(10)
Other	217	243	(11)		966	977	(1)
Total revenue	18,977	18,792	1		75,304	74,663	1
Operating expenses:
Salaries and employee benefits	6,171	6,086	1		25,091	24,606	2
Purchased transportation	4,910	4,719	4		19,974	19,330	3
Rentals and landing fees	964	957	1		3,939	3,863	2
Depreciation and amortization	943	967	(2)		3,722	3,754	(1)
Fuel	750	1,007	(26)		3,316	4,137	(20)
Maintenance and repairs	693	697	(1)		2,799	2,848	(2)
Asset impairment charges	21	157	(87)		21	157	(87)
Business optimization costs	43	102	(58)		384	251	53
Intercompany allocations	(200)	(174)	15		(791)	(684)	16
Other	3,096	2,969	4		11,964	11,582	3
Total operating expenses	17,391	17,487	(1)		70,419	69,844	1
Operating income	$1,586	$1,305	22		$4,885	$4,819	1
Operating margin	8.4%	6.9%	150	bp	6.5%	6.5%	—	bp

1 – International Domestic statistics relate to international intra-country operations.

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FEDERAL EXPRESS SEGMENT OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2025
(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2025	2024	Percent Change	2025	2024	Percent Change
PACKAGE STATISTICS
Avg. daily package volume (ADV) (000s)(1):
U.S. priority	1,644	1,606	2	1,609	1,649	(2)
U.S. deferred	1,063	978	9	1,052	1,015	4
U.S. ground commercial	4,230	4,237	—	4,252	4,276	(1)
U.S. ground home delivery/economy	6,889	6,243	10	7,041	6,678	5
Total U.S. domestic ADV	13,826	13,064	6	13,954	13,618	2
International priority	561	674	(17)	584	667	(12)
International economy	554	412	34	553	394	40
Total international export ADV	1,115	1,086	3	1,137	1,061	7
International domestic(2)	1,853	1,884	(2)	1,910	1,936	(1)
Total ADV	16,794	16,034	5	17,001	16,615	2
Revenue per package (yield):
U.S. priority	$25.85	$25.58	1	$25.74	$24.98	3
U.S. deferred	18.68	19.14	(2)	18.75	18.97	(1)
U.S. ground	12.07	12.00	1	11.81	11.76	—
U.S. domestic composite	14.22	14.20	—	13.94	13.90	—
International priority	61.33	55.23	11	58.89	55.36	6
International economy	40.89	46.54	(12)	41.74	46.14	(10)
International export composite	51.18	51.93	(1)	50.55	51.94	(3)
International domestic(2)	9.40	9.53	(1)	9.26	9.40	(1)
Composite package yield	$16.14	$16.21	—	$15.86	$15.80	—
FREIGHT STATISTICS
Average daily freight pounds (000s):
U.S.	2,234	5,525	(60)	3,137	5,636	(44)
International priority	4,730	4,557	4	4,651	4,444	5
International economy	11,301	11,531	(2)	11,365	11,364	—
Total average daily freight pounds	18,265	21,613	(15)	19,153	21,444	(11)
Revenue per pound (yield):
U.S.	$2.09	$1.66	26	$1.93	$1.66	16
International priority	1.99	1.90	5	1.96	1.94	1
International economy	0.71	0.66	8	0.68	0.64	6
Composite freight yield	$1.21	$1.18	3	$1.20	$1.18	2
Operating weekdays	64	65	(2)	254	256	(1)

1 – ADV is calculated on a 5-day-per-week basis.
2 – International Domestic statistics relate to international intra-country operations.

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FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2025
(Dollars in millions)
(Unaudited)

	Three Months Ended May 31,				Twelve Months Ended May 31,
	2025	2024	Percent Change		2025	2024	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,297	$2,387	(4)		$8,892	$9,429	(6)
Operating expenses:
Salaries and employee benefits	966	961	1		3,865	3,923	(1)
Purchased transportation	205	209	(2)		807	877	(8)
Rentals	72	71	1		287	280	3
Depreciation and amortization	81	107	(24)		416	404	3
Fuel	113	134	(16)		457	571	(20)
Maintenance and repairs	77	83	(7)		332	330	1
Intercompany charges	140	138	1		573	543	6
Other	166	177	(6)		666	680	(2)
Total operating expenses	1,820	1,880	(3)		7,403	7,608	(3)
Operating income	$477	$507	(6)		$1,489	$1,821	(18)
Operating margin	20.8%	21.2%	(40)	bp	16.7%	19.3%	(260)	bp

OPERATING STATISTICS
Operating weekdays	64	65	(2)		252	254	(1)
Average daily shipments (000s):
Priority	63.4	63.6	—		61.8	64.9	(5)
Economy	28.7	29.5	(3)		28.3	29.1	(3)
Total average daily shipments	92.1	93.1	(1)		90.1	94.0	(4)
Weight per shipment (lbs):
Priority	937	970	(3)		941	977	(4)
Economy	882	871	1		873	878	(1)
Composite weight per shipment	920	939	(2)		920	946	(3)
Revenue per shipment:
Priority	$357.86	$364.11	(2)		$358.84	$361.38	(1)
Economy	404.98	406.73	—		405.53	411.25	(1)
Composite revenue per shipment	$372.55	$377.63	(1)		$373.52	$376.81	(1)
Revenue per hundredweight:
Priority	$38.18	$37.52	2		$38.13	36.98	3
Economy	45.92	46.70	(2)		46.46	46.86	(1)
Composite revenue per hundredweight	$40.49	$40.22	1		$40.61	$39.82	2